UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AVISTA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Prompt execution of the enclosed proxy will save the expense of an additional mailing.

Your immediate attention is appreciated.

March 31, 2005

Dear Shareholder:

On behalf of the Board of Directors, it’s my pleasure to invite you to the 2005 Annual Meeting of Shareholders. The doors open at 9:15 a.m. and the Annual Meeting will begin promptly at 10:00 a.m.

Date:	Thursday Morning, May 12, 2005	Place:	Avista Corp. Main Office Building
Time:	9:15 a.m. Doors Open		Auditorium
	9:30 a.m. Refreshments		1411 E. Mission Avenue
	10:00 a.m. Annual Meeting Convenes		Spokane, Washington

Please take the opportunity to review the enclosed Proxy Statement, 2004 Annual Report and 2004 Financial Report. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote and submit your proxy by mail, telephone or the Internet as promptly as possible. If you are submitting your proxy by mail, you should complete, sign, and date your proxy card, and return it in the enclosed envelope. If you plan to vote by telephone or the Internet, voting instructions are printed on your proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. Voting your proxy prior to the meeting will allow for a more efficient and timely meeting.

For your convenience, we’re pleased to offer an audio webcast of the Annual Meeting if you cannot attend in person. If you choose to listen to the webcast, go to www.avistacorp.com shortly before the meeting time and follow the instructions for the webcast. Or, you can listen to a replay of the webcast, which will be archived at www.avistacorp.com for one year.

Thank you for your continued support.

Sincerely,

Gary G. Ely

Chairman	of the Board,
President	& Chief Executive Officer

Avista Corp.—1411 E. Mission Ave.—Spokane, Washington 99202

Investor Relations—(509) 495-4203

If you require special accommodations at the Annual Meeting due to a disability, please call our Investor Relations Department by April 22.

AVISTA CORP.

1411 East Mission Avenue

Spokane, Washington 99202

NOTICE OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, May 12, 2005

Time:	10:00 a.m., Pacific Time

Place:	Avista Corp. Main Office Building—Auditorium
1411 E. Mission Avenue
Spokane, Washington

Record Date:	March 11, 2005

Meeting Agenda:	1) Election of three directors;

2) Ratification of the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2005;

3) Approval of the Company’s Long-Term Incentive Plan, as amended; and

4) Transaction of other business that may come before the meeting or any adjournment(s).

By Order of the Board of Directors,

Karen S. Feltes

Vice President, Human Resources &

Corporate Secretary

Spokane, Washington

March 31, 2005

PROXY STATEMENT—VOTING PROCEDURES

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Avista Corporation (“Avista Corp.” or the “Company”) of proxies for use at the Annual Meeting of Shareholders. It is expected that this Proxy Statement and accompanying form of proxy will be mailed to shareholders on or about March 31, 2005.

Your vote is important. Whether or not you plan to attend the annual meeting in person, we urge you to vote and submit your proxy by mail, telephone or the Internet as promptly as possible.    If you are submitting your proxy by mail, you should complete, sign, and date your proxy card, and return it in the enclosed envelope. If you plan to vote by telephone or the Internet, voting instructions are printed on your proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

At the close of business on the record date, March 11, 2005, there were 48,473,059 shares of Avista Corp. Common Stock outstanding and entitled to vote at the Annual Meeting. Shares represented at the meeting by properly executed proxies will be voted at the meeting. If the shareholder specifies a choice, the shares will be voted as indicated. A proxy may be revoked at any time prior to the Annual Meeting.

Holders of Common Stock, the Company’s only class of securities with general voting rights, will be entitled to one vote per share, subject to cumulative voting rights in the election of directors as described below. Under Washington law, action may be taken on matters submitted to shareholders only if a quorum is present at the meeting. The presence at the Annual Meeting in person or represented by proxy of holders of a majority of the shares of the Company’s Common Stock outstanding on the record date will constitute a quorum. Subject to certain statutory exceptions, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

With respect to the election of directors, each record holder of Common Stock will be entitled to vote cumulatively. The shareholder may give one nominee for election as many votes as the number of directors to be elected multiplied by the number of shares held by that shareholder; or the shareholder may distribute that number of votes among any two or more of such nominees. The directors elected at the 2005 Annual Meeting will be those three nominees receiving the largest number of votes cast by holders of the Common Stock. The outcome of the vote will be determined by reference to the number of votes cast. Withheld votes are not considered “votes cast” and, therefore, will have no effect.

The proposal for ratifying the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2005 will be approved if the number of votes duly cast in favor of this proposal exceeds the number of votes duly cast against the proposal. Abstention from voting on this proposal will have no impact on the outcome of this proposal.

The proposal for increasing the authorized shares under the Company’s Long-Term Incentive Plan and amending the Plan to incorporate changes required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Internal Revenue Code will be approved if the number of votes duly cast in favor of this proposal exceeds the number of votes duly cast against the proposal. Abstention from voting on this proposal will have no impact on the outcome of this proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

Three directors are to be elected to hold office for a term of three years until 2008, and in each case until their successors are elected and qualified. The Company’s Restated Articles of Incorporation provide for up to eleven (11) directors divided into three (3) classes. The Bylaws currently fix the number of directors at eleven (11). Upon recommendation from the Governance/Nominating Committee, the Board of Directors has nominated Roy L. Eiguren, Gary G. Ely and Jessie J. Knight, Jr. to be re-elected as directors for three-year terms to expire at the Annual Meeting of Shareholders in 2008. Unless authority to vote is withheld as to any nominee, the individuals named as proxies on the proxy card will vote for the election of the nominees listed below or, in the discretion of such individuals, will vote cumulatively for the election of one or more of the nominees. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director. If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute.

The following has been prepared from information furnished to the Company by the nominees and the continuing directors.

*	Indicates Nominees for Election

ERIK J. ANDERSON	Director since 2000 (Current term expires in 2007)

Erik Anderson, age 46, is President of WestRiver Capital, a private investment company; Chairman of Tachyon Networks, Inc., an advanced satellite-based internet solutions company; and vice-Chairman of Montgomery & Co., LLC, an investment bank serving growth companies in technology, media and healthcare; Chairman of Zula, LLC, a science education company; and a Board member of GEI, a leisure business based on golf entertainment. From 1998 to 2002, Mr. Anderson was Chief Executive Officer of Matthew G. Norton, Co., a private investment company. Prior to 1998, he was Chief Executive Officer of Trillium Corporation. In addition, his experience includes tenures as both a partner at the private equity firm of Frazier & Company, LP and as a Vice President of Goldman, Sachs & Co. Mr. Anderson serves on the Board of The Overlake School and on the Advisory Boards for Northwest Venture Partners and Northwest Capital Partners II. Mr. Anderson is Founder of America’s Foundation for Chess. He holds a master’s and bachelor’s degree in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College.

KRISTIANNE BLAKE	Director since 2000 (Current term expires in 2007)

Mrs. Blake, age 51, is a certified public accountant and President of the accounting firm of Kristianne Gates Blake, P.S. Prior to founding her firm in 1987, she was a partner with Deloitte & Touche, LLP. Mrs. Blake is a trustee of the Frank Russell Investment Company, the Russell Investment Funds and the WM Group of Funds. She is a published author and is currently serving as Board Chair for Saint George’s School. Mrs. Blake also serves on the Board of Avista Advantage, Inc.

DAVID A. CLACK	Director since 1988 (Current term expires in 2006)

Mr. Clack, age 70, is managing director of Meridian Capital, LLC, a private investment banking firm headquartered in Seattle, Washington. He is Chairman of NVA Holdings, LLC, and is also on the Board of Lifespan Biosciences, Inc. Previously, and for over five years, Mr. Clack was President of Clack & Co., a private investment firm headquartered in Spokane, Washington.

ROY LEWIS EIGUREN*	Director since 2002 (For a term expiring in 2008)

Mr. Eiguren, age 53, is a Senior Partner at Givens Pursley LLP, one of Idaho’s largest law firms. He has been with the firm since 1993. Prior to entering private practice in 1984, Mr. Eiguren worked as Special Assistant to the Administrator of the Bonneville Power Administration, and also served as Chief of the Legislative and Administrative Affairs Division of the Idaho Attorney General’s Office. Mr. Eiguren is currently a Board member of Idaho Independent Bank and also serves as a Director of the Cenarrusa Center for Basque Studies. He is a co-Founder and Director of The City Club of Boise. He is also a past Chairman of the Boise Metro Chamber of Commerce and the Idaho State Capitol Commission.

In the course of the Board’s evaluation of the Company’s director candidates, Mr. Eiguren advised the Board that his law firm had been engaged in 2001 to represent two parties to a commercial transaction, one of which is a business entity and the other of which is a non-profit organization on whose Board Mr. Eiguren served. Both of these parties waived any conflict of interest arising from the joint representation and each was also represented by its own counsel. Mr. Eiguren further advised that proceedings have since been initiated by the Idaho State Bar Association to determine whether, notwithstanding the parties’ conflict waivers and additional separate representation, Mr. Eiguren complied with rules of professional conduct applicable to Idaho attorneys. The matter is pending.

GARY G. ELY*	Director since 2001 (For a term expiring in 2008)

Mr. Ely, age 57, is Chairman of the Board, President, and Chief Executive Officer of the Company. He has been President and Chief Executive Officer since November 10, 2000, and was elected Chairman of the Board on May 11, 2001. He has been employed by the Company since 1967. His experience includes management positions in engineering, operations, marketing, and natural gas. He was appointed Vice President of Marketing in 1986, Vice President of Natural Gas in 1991, Senior Vice President of Generation in 1996, Executive Vice President in 1999, and acting President and Chief Executive Officer in October 2000. Mr. Ely also serves as Chairman of the Board of Avista’s subsidiaries, including Avista Advantage and Avista Energy. Mr. Ely currently serves on the Boards of American Gas Association, Edison Electric Institute and Western Energy Institute. Mr. Ely is also a Board member of the Washington Roundtable where he serves as chair of the Economic Climate Committee, and he is on the Executive Board of the Inland Northwest Council of Boy Scouts of America.

JACK W. GUSTAVEL	Director since 2003 (Current term expires in 2007)

Mr. Gustavel, age 65, is Chairman and Chief Executive Officer of Idaho Independent Bank, which he founded in 1993. He also served as President from 1993 to 2004. Mr. Gustavel has 42 years of experience in the banking industry and previously served as the President and Chief Executive Officer of The First National Bank of North Idaho from 1974 until its merger with First Security Bank in 1992. Prior to that, Mr. Gustavel was a Vice President with Idaho First National Bank, now U.S. Bank. Active in civic and professional organizations, Mr. Gustavel is currently Chairman of the Board of Directors of Blue Cross of Idaho. He has also served as President and is now a Director Emeritus of North Idaho College Foundation and served as a Director of the Portland Branch of the Federal Reserve Bank of San Francisco from 1978 to 1984. In addition, he has been a Director of the Idaho Association of Commerce and Industry, a Director of Mines Management, Inc., President of the Kootenai County Division of the American Heart Association, Treasurer of the Idaho Bankers Association, and was a member of the Comptroller of the Currency Regional Advisory Committee for the Thirteenth National Bank Region.

JOHN F. KELLY	Director since 1997 (Current term expires in 2006)

Mr. Kelly, age 60, is currently the President & Chief Executive Officer of John F. Kelly & Associates, a management and brand perception consulting company headquartered in Paradise Valley, Arizona. Mr. Kelly is a retired Chairman, President, and Chief Executive Officer of Alaska Air Group, where he also served as a Board member from 1989 to May 2003. He was Chairman of Alaska Airlines from 1995 to February 2003, Chief Executive Officer from 1995 to 2002, and President from 1995 to 1999. He served as Chairman of the Board of Horizon Air from February 1991 to November 1994, and from February 1995 until May 2003.

JESSIE J. KNIGHT, JR.*	Director since 1999 (For a term expiring in 2008)

Mr. Knight, age 54, is President and Chief Executive Officer of the San Diego Regional Chamber of Commerce and is Executive Vice President of Navillus Associates, LLC, a real estate development partnership located in San Francisco. From 1993 through 1998, Mr. Knight served as a Commissioner of the California Public Utilities Commission as managing commissioner over the telecommunications and electric industries of the state. Mr. Knight was the Vice President of Marketing for the San Francisco Chronicle and San Francisco Examiner newspapers for seven years. He spent ten years in senior management positions in marketing and finance for the Dole Foods Company (principally in the pineapple industry) and as Director of Marketing for its U.S. and Canadian canned pineapple businesses and in its Latin American operations. Mr. Knight was a member of Governor Arnold Schwarzenegger’s Transition Committee and currently sits on the Boards of Alaska Air Group and Environmental Power Corporation. He is former Vice Chairman of the World Affairs Council of Northern California, and is presently a standing member of the Council on Foreign Relations.

MICHAEL L. NOËL	Director since 2004 (Current term expires in 2007)

Mr. Noël, age 63, is President of Noël Consulting Company, Inc., a financial consulting firm which he founded in 1998. His firm currently serves as an independent financial consultant to Saber Partners, a financial advisory services firm. Mr. Noël is currently assisting Saber Partners in advising the Texas and Wisconsin public utility commissions on corporate financings. Prior to his retirement, Mr. Noël spent 30 years as an executive with Edison International, an international electric power company. He served there as Senior Vice President and Chief Financial Officer, as well as in the same capacity for its Southern California Edison Company subsidiary. Additionally, he held officer positions with Edison Mission Energy Company and Mission Land Company, also subsidiaries of Edison International. Mr. Noël serves on the Boards of SCAN Health Plan, where he is Chairman of the Board, and the HighMark family of mutual funds. He is a member of the National Association of Corporate Directors and a named Audit Committee Financial Expert. Mr. Noël also has served on the Boards of Current Income Shares, a bond mutual fund; Amervest Company, a financial management firm; Hancock Bank; and Software Toolworks.

LURA J. POWELL, Ph.D.	Director since 2003 (Current term expires in 2006)

Dr. Powell, age 54, is President and Chief Executive Officer of Advanced Imaging Technologies, a medical diagnostic company. From 2000 to 2002, she was a Senior Vice President of Battelle Memorial Institute and Director of the Pacific Northwest National Laboratory in Richland, Washington. Prior to joining Battelle, Dr. Powell was Director of the Advanced Technology Program at the National Institute of Standards and Technology where she was responsible for the selection and management of a high-risk technology investment portfolio that spanned the full range of technologies. Dr. Powell currently serves as co-Chair of Washington Life Sciences Fund Coalition, and is on the Board of the Tri-Cities Industrial Development Council (TRIDEC), where she Chairs the TRIDEC Medical Industry Taskforce. She is a member of the National Board of Advisors of Washington State University’s College of Business and Economics and serves on the Strategic Directions Committee of the Fred Hutchinson Cancer Research Center and the Bioengineering and Environmental Health Visiting Committee of the Massachusetts Institute of Technology.

R. JOHN TAYLOR	Director since 1985 (Current term expires in 2006)

Mr. Taylor, age 55, has been Chairman and Chief Executive Officer for over five years of AIA Services Corporation, and is also Chairman of CropUSA Insurance Agency. Both companies are insurance agencies with operations throughout the United States and place various forms of insurance to members of sponsoring farm commodity associations. Previously, Mr. Taylor served as President of AIA Services and was its Chief Operating Officer. In addition, he is Chairman of Pacific Empire Radio Corporation of Lewiston, Idaho, a member of the Board of Trustees of The Idaho Heritage Trust, and a member of the State of Idaho Endowment Fund Investment Board. Mr. Taylor also serves on the Board of Avista Energy, Inc.

DIRECTOR INDEPENDENCE

The Board has determined that all the directors nominated for election, except for Mr. Ely, are independent within the meaning of the rules of the New York Stock Exchange (“NYSE”) and that all directors not standing for election at the 2005 Annual Meeting are also independent under the NYSE rules.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), as the Company’s independent registered public accounting firm for continuing audit work in 2005. The Board has determined that it would be desirable to request that the shareholders ratify such appointment. Deloitte has conducted consolidated annual audits of the Company for many years, and is one of the world’s largest firms of certified public accountants. A representative of Deloitte is expected to attend the Annual Meeting with the opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions.

Shareholder approval is not required for the appointment of Deloitte. However, the appointment is being submitted to shareholders for ratification. Should the shareholders fail to ratify the appointment of Deloitte, such failure (1) would have no effect on the validity of such appointment for 2005 (given the difficulty and expense of changing the independent registered public accounting firm mid-way through a fiscal year) and (2) would be a factor to be taken into account, together with other relevant factors, by the Audit Committee and by the full Board in the selection and appointment of the independent registered public accounting firm for 2006 (but would not necessarily be the determining factor).

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm to audit the books, records, and accounts of the Company for the year 2005.

AUDITORS FEES

Aggregate fees billed to the Company for the years ended December 31, 2004 and 2003 by Deloitte were as follows:

	2004		2003
Audit Fees	$1,527,358	(a)	$1,177,408	(b)
Audit-Related Fees(c)	35,674		35,179
Tax Fees(d)	43,702		514,457
All Other Fees	3,250		None

Total	$1,609,984		$1,727,044

(a) Fees for audit services billed in 2004 consisted of:

•	Audit of the Company’s annual consolidated financial statements.

•	Reviews of the Company’s quarterly reports on Form 10-Q.

•	Comfort letters, agreed-upon procedures, statutory and regulatory audits, consents and other services related to the U.S. Securities and Exchange Commission (“SEC”) matters.

•	Consultation on accounting standards.

(b) Fees for audit services billed in 2003 consisted of:

•	Audit of the Company’s annual consolidated financial statements.

•	Reviews of the Company’s quarterly reports on Form 10-Q.

•	Comfort letters, agreed-upon procedures, statutory and regulatory audits, consents and other services related to SEC matters.

•	Consultation on accounting standards, including $285,800 in 2003, for accounting assistance related to the implementation of Statement of Financial Accounting Standards No. 133.

(c) Fees for audit-related services billed in 2004 and 2003 consisted primarily of advisory services relating to Section 404 of Sarbanes-Oxley, and separate audits of affiliated entities.

(d) Fees for tax services billed in 2004 and 2003 consisted of tax compliance and tax planning and advice:

•	There were no fees for tax compliance services for 2004. Fees for tax compliance for 2003 totaled $473,208. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Included in 2003 was $450,000 related to review of the Company’s existing overhead capitalization practices and assistance in preparation of related refund claims.

Fees for tax planning and advice services totaled $43,702 and $41,249 in 2004 and 2003, respectively. Tax planning and advice are services rendered with respect to proposed transactions. Such services consisted of:

•	Tax advice related to structuring certain proposed disposals of assets.

•	Tax advice related to the identification and limitations of net operating losses.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under Sarbanes-Oxley and under the rules and regulations concerning auditor independence promulgated by the SEC, the Public Accounting Oversight Board and the American Institute of Certified Public Accountants.

Under Sarbanes-Oxley, the Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and permissible non-audit services to be performed. The Audit Committee has adopted what it terms its Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the Company’s independent registered public accounting firm may be pre-approved. The services provided by Deloitte in 2003 and 2004 were pre-approved in accordance with the Policy adopted by the Audit Committee.

The SEC’s rules establish two alternatives for pre-approving services provided by the independent registered public accounting firm. Engagements for proposed services may either be specifically pre-approved by the Audit Committee (“specific pre-approval”) or entered into pursuant to detailed pre-approval policies and procedures established by the Committee, as long as in the latter circumstance the Audit Committee is informed on a timely basis of any engagement entered into on such basis (“general pre-approval”). The Audit Committee combined these two approaches in its Policy after concluding that doing so will result in an effective and efficient procedure to pre-approve services to be performed by the Company’s independent registered public accounting firm.

As set forth in this Policy, except for those categories of services where the Policy requires specific pre-approval, engagements may be entered into pursuant to general pre-approvals established by the Audit Committee. The

Audit Committee will periodically review and generally pre-approve the categories of services that may, as contemplated by this Policy, be provided by the Company’s independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee, and will establish budgeted amounts for such categories. The Audit Committee may add or subtract to the list of general pre-approved services from time-to-time, based on subsequent determinations by the Audit Committee. Any general pre-approval shall be set forth in writing and included in the Audit Committee minutes. Unless an engagement of the independent auditor to provide a particular service is entered into pursuant to and in accordance with the Audit Committee’s general pre-approval then in effect, the engagement will require specific pre-approval by the Audit Committee.

Proposed services exceeding pre-approved cost levels or budget amounts previously established by the Audit Committee will also require specific pre-approval by the Audit Committee.

The Audit Committee intends to pre-approve services, whether specifically or pursuant to general pre-approvals, only if the provision of such services is consistent with SEC rules on auditor independence and all other applicable laws and regulations. In rendering specific or general pre-approvals, the Audit Committee shall consider whether the independent registered public accounting firm’s provision of specific services, or categories of services, would be inconsistent with the independence of the auditor.

PROPOSAL 3

APPROVAL OF THE COMPANY’S LONG-TERM INCENTIVE PLAN, AS AMENDED

You are being asked to approve the amendment and restatement of the Avista Corp. Long-Term Incentive Plan (the “Plan”). Approval requires the favorable vote of a majority of the votes cast. Except as described below, these terms are substantially identical to those that were approved by the shareholders when the Plan was first implemented in 1998.

In 1998, the Board of Directors adopted, and the Company’s shareholders approved, the Plan. The Company subsequently amended and restated the Plan effective May 12, 2000.

The Plan is intended to enhance the long-term shareholder value of the Company by offering opportunities to employees, directors and officers of the Company and its subsidiaries to participate in the Company’s growth and success, to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company. The Plan furthers this purpose by authorizing awards in the form of stock options, stock appreciation rights, performance share awards, stock awards, other stock-based awards, and dividend equivalent rights.

The Board believes that the Company should continue using awards under the Plan as part of our compensation program and to further align the interests of employees and shareholders. To further those objectives, the Board is recommending that the shareholders approve amendments to the Plan that will:

•	authorize an additional 1,000,000 shares for award under the Plan, which shares may be awarded as stock options, stock appreciation rights, performance share awards, stock awards, or other stock-based awards;

•	address applicable listing requirements of the NYSE;

•	address applicable requirements of Sarbanes-Oxley;

•	address the requirements of recently enacted Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which prescribes new rules governing deferred compensation;

•	address changes to the Code requirements governing incentive stock options; and

•	prohibit the “repricing” of stock options.

As of February 11, 2005, an aggregate of 168,668 shares of Common Stock that were previously approved by shareholders remained available for award under the Plan. Because the Board believes that an increase in the number of shares is necessary and desirable for the Company to continue to motivate and retain employees and to align the interests of employees and shareholders, the Board is requesting that shareholders approve an additional 1,000,000 shares under the Plan. If approved, the additional 1,000,000 shares plus the remaining 168,668 shares will provide approximately 1,168,668 shares available for future awards under the Plan. This amendment will not have any effect on the administration or operation of the Plan, other than providing additional shares for award.

The Board is asking shareholders to approve the Plan reflecting the amendments described above.

The following summary describes the material features of the amended Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the amended Plan, which is attached as Exhibit A to this proxy statement.

Administration

The Plan provides that it will be administered by the Board of Directors or a Board-appointed committee consisting of two or more Board members. In selecting the plan administrator, the Board must consider the provisions regarding (i) “outside directors” as contemplated by Section 162(m) of the Code; (ii) “nonemployee directors” as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”), as amended; and (iii) “independent directors” as contemplated by the NYSE listing requirements. The Board has delegated to the Compensation & Organization Committee (the “Compensation Committee”) the authority to administer the Plan. The Compensation Committee has the authority to interpret the Plan and to determine all matters relating to awards under the Plan, including the selection of individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award, and all terms, conditions, restrictions and limitations, if any, on any awards.

Eligibility

The Compensation Committee may grant awards under the Plan to those officers, directors and employees of the Company and its subsidiaries as the Compensation Committee from time to time selects.

Shares Available

The shares underlying awards granted under the Plan consist of shares of Avista Corp. Common Stock, no par value (“Common Stock”). The Plan permits the award of an aggregate of 3,500,000 shares, which consists of 2,500,000 shares previously authorized plus 1,000,000 shares for which approval is sought by this proposal. As described above, only 168,668 of the originally authorized 2,500,000 shares remain available for awards. Shares awarded under the Plan will be drawn from authorized and unissued shares, or shares purchased by a designated trustee on the open market. Any shares of Common Stock that have been subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares) will again be available for future awards under the Plan. As of February 11, 2005, the market value of the shares underlying Plan awards was $17.81 per share.

Subject to adjustment as provided in the Plan, (i) no more than an aggregate of 625,000 shares may be awarded as restricted stock; (ii) no more than 200,000 shares of Common Stock may be awarded in the aggregate to any one individual in any one fiscal year; and (iii) no more than an aggregate of 80,000 shares of Common Stock may be awarded as incentive stock options.

In the event that a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Compensation Committee shall proportionally adjust (i) the maximum number and kind of securities subject to the Plan; (ii) the maximum number and kind of securities that may be made subject to awards to any individual participant; and (iii) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price. In addition, subject to the specific rules governing a change in control, the Compensation Committee has the discretion to take such further action with respect to outstanding awards as it deems necessary, advisable, fair, and equitable to participants at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction (as defined by the Compensation Committee).

Types of Awards

The Plan permits the Compensation Committee to grant stock options, stock appreciation rights, performance share awards, stock awards, other stock-based awards, and dividend equivalent rights. After December 31, 2004, however, the Committee may only award or grant those awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code. Prior to 2003, the Compensation Committee awarded stock options. The Compensation Committee has now decided that performance share awards provide a better means for rewarding the executive officers in the future, but thinks it is desirable to retain the flexibility provided by retaining the other forms of award authorized by the Plan.

Performance Share Awards, Stock Awards and Other Stock-Based Awards.    The Compensation Committee is authorized to make stock awards (including restricted stock) and performance share awards to participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies) that the Compensation Committee may determine. The Compensation Committee is also authorized to grant any other stock-based awards consistent with the purpose of the Plan. Restrictions on stock awards lapse upon a change in control of the Company unless the award is assumed or replaced with a comparable award for the purchase of shares of the successor corporation. Performance share awards may be denominated in cash, shares of Common Stock, or a combination of cash and shares. If performance share awards are denominated in cash, no more than an aggregate maximum dollar value of $1,000,000 may be granted to any individual participant in any one fiscal year, to the extent required for compliance with Section 162(m) of the Code.

Stock Options.    The Compensation Committee may grant incentive stock options and nonqualified stock options. All stock options must have an exercise price of not less than 100% of the fair market value of the underlying shares of Common Stock on the grant date. An optionee may pay the exercise price in cash, check, or, unless the Compensation Committee determines otherwise, by a combination of cash, check, shares of Common Stock which have been held for at least six months, or delivery of a properly executed exercise notice, together with irrevocable instructions to a broker. The Compensation Committee has broad discretion to determine the terms and conditions under which options are exercisable, but in no event may an option be exercised later than ten years following the grant date. The Compensation Committee determines the vesting schedule for all options. If no vesting schedule is set forth in the option agreement, an option will become exercisable in four equal annual installments beginning one year after the grant date. All options vest upon a change in control of the Company unless the option is assumed or replaced with a comparable award for the purchase of shares of the successor corporation. The Compensation Committee may establish the terms and conditions of exercise if the optionee ceases to provide services to the Company or one of its subsidiaries. Options are generally exercisable for one year after termination of services as a result of retirement, early retirement, disability or death, and for three months after all other terminations, but in no event later than the remaining term of the option. An option will terminate automatically if the optionee’s services are terminated for cause, as that term is defined in the Plan. The aggregate fair market value (determined on the grant date) of the Common Stock covered by an incentive stock option which may be exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

Stock Appreciation Rights.    Stock appreciation rights may be granted on a stand-alone basis or in tandem with an option. The Committee determines the terms of each stock appreciation right at the time of grant. The exercise price of stand-alone stock appreciation rights may not be less than 100% of the fair market value of the Common Stock on the grant date, and the term of the right, if the Committee does not determine otherwise, will be 10 years from the grant date. A stock appreciation right granted in tandem with an option will have an exercise price equal to the exercise price of the related option, and will have the same terms and conditions as the related option. The related option terminates upon exercise of the tandem stock appreciation rights. All stock appreciation rights vest upon a change in control of the Company unless the right is assumed or replaced with a comparable award for the purchase of shares of the successor corporation. Stock appreciation rights may be paid in shares of Common Stock, cash, or any combination of shares and cash that the Compensation Committee determines. Unless the Compensation Committee provides otherwise, the exercise restrictions that apply upon termination of employment for options apply equally, to the extent applicable, to stock appreciation rights.

Dividend Equivalent Rights.    Any awards under the Plan may, in the Compensation Committee’s discretion, earn dividend equivalent rights that entitle the holder to an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such shares been issued and outstanding on such dividend record date. Any restrictions lapse upon a change in control unless the award is assumed or replaced with a comparable award by the successor corporation. The Compensation Committee may establish such rules and procedures governing the crediting of dividend equivalent rights as it deems necessary or appropriate.

Plan Benefits

Because all awards are within the discretion of the Compensation Committee, future awards, as well as the number of employees to whom awards may be made, are not currently determinable.

Transferability

Unless the Compensation Committee determines otherwise, Plan awards may not be assigned or transferred other than by will or by the applicable laws of descent and distribution.

Amendment

The Board may amend the Plan at any time, but may not, without the approval of shareholders: (i) increase the number of shares available under the Plan or the number of shares that may be awarded to any one participant; (ii) modify the class of persons eligible to receive options; or (iii) take any other action that requires shareholder approval to comply with any tax or regulatory requirement.

U.S. Federal Income Tax Consequences

The following discussion summarizes the Federal Income Tax consequences to participants who may receive awards under the Plan and to the Company arising out of the granting of such awards. The discussion is based upon interpretations of the Code in effect as of February 2005, and regulations promulgated thereunder as of such date. The summary does not address any state or local tax consequences of participation in the Plan and does not address issues related to the tax consequences of any individual participant.

Stock Awards and Performance Share Awards.    The recipient of a stock award or performance share award will not recognize income at the time of grant. Generally, at the time a stock award or performance share award is settled, following the Compensation Committee’s determination that the performance targets have been achieved, the fair market value of the stock delivered on that date, plus any cash that is received, constitutes ordinary income to the recipient, and, provided the requirements of Section 162(m) of the Code are met, the Company is entitled to a deduction for that amount. Upon disposition of any shares acquired through stock awards or performance share awards, the holder will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Incentive Stock Options.    An optionee will not recognize income at the time of grant or exercise of an incentive stock option. At exercise, however, the excess of the fair market value of the shares acquired upon such exercise over the option price is an item of adjustment in computing the optionee’s alternative minimum taxable income. If the optionee holds the stock received upon exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, any gain realized on a disposition of the stock is treated as long-term capital gain. If the optionee sells the stock received upon exercise prior to the expiration of such periods (a “disqualifying disposition”), the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of such stock on the date of exercise over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be short-term capital gain.

The Company is not entitled to a tax deduction as the result of the grant or exercise of an incentive stock option. If the optionee has ordinary income as compensation as a result of a disqualifying disposition, the Company is entitled to a deduction at the same time equal to the amount of ordinary income realized by the optionee, assuming the deduction is allowed by Section 162(m) of the Code.

Nonqualified Stock Options.    An optionee will not recognize income, and the Company is not entitled to a deduction, at the time of grant of a nonqualified stock option. On exercise, an optionee will recognize as ordinary income the difference between the exercise price and the fair market value of the shares on the date of exercise, unless the shares are subject to any restrictions on the participant’s ownership or disposition thereof. At the time the optionee recognizes income, the Company is entitled to a deduction for Federal Income Tax purposes, assuming that the deduction is allowed by Section 162(m) of the Code. Upon disposition of the shares acquired by exercise of the option, the optionee will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Stock Appreciation Rights.    Generally, the recipient of a stock appreciation right will not recognize income at the time of grant. When a participant exercises a stock appreciation right, the amount of cash and the fair market value of the shares received will be ordinary income to the participant and will be deductible by the Company to the extent allowed by Section 162(m) of the Code. Upon disposition of any shares acquired by exercise of a stock appreciation right, the holder will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

The Board of Directors believes that the approval of the Plan, as amended, will advance the Company’s interests and its shareholders by enabling the Company to continue to offer opportunities to employees, directors and officers of the Company and its subsidiaries to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

SECURITIES AUTHORIZED FOR AWARD UNDER EQUITY COMPENSATION PLANS

	(a)	(b)	(c)
Plan category	Number of Securities to be Delivered Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Delivery Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	2,018,021	$12.77	313,621	(3)
Equity compensation plans not approved by security holders (2)	772,598	$13.68	1,654,075

Total	2,790,619	$13.02	1,967,696

(1)	Includes the Long-Term Incentive Plan approved by shareholders in 1998 and the Non-Employee Director Stock Plan approved by shareholders in 1996. In February 2005, the Board of Directors elected to eliminate the Non-Employee Director Stock Plan, effective for periods after December 31, 2004.
(2)	Represents stock options outstanding and stock available for future delivery under the Non-Officer Employee Long-Term Incentive Plan, which was adopted by the Company in 2000. Under this plan, employees (excluding directors and executive officers) of the Company and its subsidiaries may be granted stock options, stock appreciation rights, stock awards, performance share awards, other stock-based awards and dividend equivalent rights. Stock options granted under this plan are equal to the market price of the Company’s Common Stock on the date of grant. Stock options granted under this plan have terms of up to 10 years and generally vest at a rate of 25 percent per year over a four-year period. The Company currently does not plan to issue any further options or securities under this plan.
(3)	Includes 65,553 of shares available for future compensation to non-employee directors under the Non-Employee Director Stock Plan, which was eliminated in February 2005.

CORPORATE GOVERNANCE MATTERS

Board Meetings

The Board of Directors held four Board meetings in 2004. The attendance during 2004 at all meetings of the Board and at all Board Committee meetings was 99 percent. The Board of Directors strongly encourages its members to attend all Annual Meetings of Shareholders. All directors attended the prior year’s Annual Meeting of Shareholders and are planning to attend the 2005 Annual Meeting.

Committees

Audit Committee—Assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s systems of internal controls regarding accounting, financial reporting, disclosure, legal compliance, and ethics that management and the Board have established, including without limitation all internal controls established and maintained pursuant to the Exchange Act and by Sarbanes-Oxley. Only independent directors sit on the Audit Committee. The Audit Committee consists of directors Clack, Knight, Noël, and Blake—Chair. The Board has determined that Mr. Noël is an “Audit Committee Financial Expert,” as defined in the rules of the SEC. Twelve meetings were held in 2004. The Audit Committee Charter is included herein as Appendix B to this proxy statement.

Corporate Governance/Nominating Committee (“Governance Committee”)—Advises the Board on corporate governance matters. Such matters include recommending guidelines for the composition and size of the Board, as well as evaluating Board effectiveness and organizational structure. This Committee also develops Board membership criteria and reviews potential director candidates. Recommendations for director nominees are presented to the full Board for approval. Director nominations by shareholders may be submitted in accordance with the procedures set forth under “Director Nominations” below. Only independent directors sit on this Committee. The Governance Committee consists of directors Blake, Gustavel, Powell, and Taylor—Chair. Four meetings were held in 2004. The Governance Committee has adopted a Charter.

Compensation & Organization Committee (“Compensation Committee”)—Considers and approves compensation and benefits of executive officers of the Company and reviews compensation and benefits of executive officers of the Company’s affiliates. This Committee keeps itself apprised of employee benefit plans overall. This Committee also reviews management proposals with respect to organizational structure and executive personnel and makes recommendations to the full Board, as appropriate. In addition, this Committee oversees succession planning for the Chief Executive Officer, as well as other executive officers and key positions. Only independent directors sit on this Committee. The Compensation Committee consists of directors Eiguren, Taylor and Kelly—Chair. Four meetings were held in 2004. The Compensation Committee has adopted a Charter.

Finance Committee—Strives to ensure that corporate management has in place strategies, budgets, forecasts, and financial plans and programs to enable the Company to meet its goals and objectives. The Finance Committee’s activities and recommendations include reviewing management’s qualitative and quantitative financial plans and objectives for both the short and long term; approving strategies with appropriate action plans to help ensure that financial objectives are met; having in place a system to monitor progress toward financial objectives and taking any necessary action; and overseeing and monitoring employee benefit plan investment performance and approving changes in investment policies, managers and strategies. Only independent directors sit on this Committee. The Finance Committee consists of directors Gustavel, Noël and Anderson—Chair. Four meetings were held in 2004. The Finance Committee has adopted a Charter.

Environmental, Safety & Security Committee (“Environmental Committee”)—Assists the Board in overseeing the Company’s environmental compliance, employee safety performance and corporate security, and provides appropriate policy guidance to executive management on environmental issues. This Committee is responsible to the Board of Directors and reports regularly to the Board on activities of the Environmental Committee. Only independent directors sit on this Committee. The Environmental Committee consists of directors Eiguren, Powell and Clack—Chair. Four meetings were held in 2004. The Environmental Committee has adopted a Charter.

Executive Committee—Has and may exercise, when the Board is not in session, all the powers of the Board which may be lawfully delegated, subject to such limitations as may be provided in the Bylaws, by resolutions of the Board or by law. Generally, such action would only be taken to expedite Board authorization for certain corporate business matters when circumstances do not allow the time, or when it is otherwise not practicable for the entire Board to meet. The Executive Committee consists of directors Blake, Clack, Taylor, and Ely—Chair. No meetings were held in 2004.

Meetings of Independent Directors

The independent directors meet at each regularly scheduled Board meeting in executive session without management present. The Chair of the Governance Committee, who will be the lead director for these meetings, Chairs the executive sessions. The Governance Committee Chair, as lead director, establishes the agenda for each executive session, and also determines which, if any, other individuals, including members of management and independent advisors, should be available for each such meeting.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines in 1999. These guidelines were amended in 2004 to incorporate NYSE requirements.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer and our principal financial and accounting officer. We will provide, free of charge to any person, a hard copy of our Code of Business Conduct and Ethics. Requests should be sent to the Corporate Secretary of the Company at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220.

Information on Company Website

The Company’s Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the Charters for each of the above-mentioned Committees are available on the Company’s website at www.avistacorp.com.

Communications With Directors

Shareholders and other interested parties may send correspondence to our Board of Directors or to any individual director to: the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220. Concerns about accounting, internal accounting controls or auditing matters should be directed to the Chair of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed.

Director Nominations

The Governance Committee will consider written recommendations for members of the Board of Directors that are made by shareholders. Recommendations must include detailed biographical material indicating the qualifications the candidate would bring to the Board, and must include a written statement from the candidate of willingness and availability to serve. While recommendations may be considered at any time, recommendations for a specific Annual Meeting must be received by December 1 of the preceding year. Recommendations should be directed to the Corporate Secretary of the Company, 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220. Shareholders may only nominate directors for election at meetings of shareholders in accordance with the following procedures as set forth in the Company’s Bylaws:

•	Shareholders may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary no later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, ninety (90) days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

•	Each such notice must set forth:

(a)	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

(b)	a representation that such shareholder is a holder of record of shares of the Common Stock of the Company and intends to appear in person or by proxy at the meeting to nominate the person or persons identified in the notice;

(c)	a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

(d)	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement under the Exchange Act and the rules and regulations thereunder (or any subsequent revisions replacing such Act, rules or regulations) if the nominee(s) had been nominated, or were intended to be nominated, by the Board; and

(e)	the consent of each nominee to serve as a director of the Company if so elected.

•	The Chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Process For Selecting Board Candidates

The Board or the Governance Committee will consider any candidate proposed in good faith by a shareholder.

In evaluating director nominees, the Committee considers the following, among other criteria:

•	the appropriate size of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and executive leadership experience of nominees, as well as working experience at the executive leadership level in his/her field of expertise;

•	familiarity with the energy/utility industry;

•	recognition by other leaders as a person of integrity and outstanding professional competence with a proven record of accomplishments;

•	experience in the regulatory arena;

•	knowledge of the business of, and/or facilities for, the generation, transmission, and/or distribution of electric energy;

•	enhancement of the diversity and perspective of the Board; and

•	knowledge of the customers, community and employee base.

The Governance Committee’s goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. The Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. It has been deemed appropriate for at least one, and preferably several, members of the Board to meet the criteria for an “Audit Committee Financial Expert” as defined by SEC rules.

The Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Governance Committee decides not to nominate a member for re-election, the Governance Committee then identifies the desired skills and experience of a new nominee in light of the criteria set forth above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Governance Committee may also consider candidates recommended by management, employees, or others. The Governance Committee may also, at its discretion, engage executive search firms to identify qualified individuals.

DIRECTOR COMPENSATION

During 2004, directors who were not employees of the Company received an annual retainer of $60,000. Of that amount, two-thirds was paid automatically in Company Common Stock pursuant to provisions of the Non-Employee Director Stock Plan. Directors are also paid $1,200 for each meeting of the Board of Directors or any Committee meeting of the Board. Directors who serve as Board Committee Chairs and, therefore, have added responsibility and time requirements associated with Board membership receive an additional $4,000 annual retainer, with the exception of the Audit Committee Chair. The Audit Committee Chair receives an additional $9,000 annual retainer. In addition, any non-employee director who also serves as director of a subsidiary of the Company receives from the Company a meeting fee of $1,200 for each subsidiary Board meeting the director attends. Directors Blake and Taylor hold Board positions with subsidiaries of the Company.

At the February 2005 Board meeting, the directors approved the elimination of the Non-Employee Director Stock Plan with respect to periods after December 31, 2004. Pursuant to Section 13 of the Plan, the Board had the discretion to terminate the Plan at any time. All amounts deferred on or before December 31, 2004 will be preserved and all existing elections with respect to those amounts will remain in effect. In accordance with the Plan as of December 31, 2004, those amounts will be paid when the Participant(s) ceases to be a Non-Employee Director of the Company. For years after 2004, the Board may, at its February meeting, allow directors to elect each year to receive their annual retainer in cash, in Company Common Stock, or in a combination of both cash and Common Stock.

The Board of Directors has set a stock ownership expectation for all Board members. Directors are expected to achieve a minimum investment of $150,000 or 5,000 shares (including shares that have previously been deferred under the Non-Employee Director Stock Plan), whichever is less, in Company Common Stock within four years of their becoming Board members and retain at least that level of investment during their tenure as Board members. This expectation illustrates the Board’s philosophy of the importance of stock ownership for directors in order to further strengthen the commonality of interest between the Board of Directors and shareholders.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of Common Stock of the Company held beneficially, as of March 1, 2005, by the directors, the nominees for director, each of the executive officers named in the Summary Compensation Table, and directors and executive officers as a group. No director or executive officer owns any of the Company’s Preferred Stock. Directors and executive officers as a group do not own in excess of 1% of the outstanding Common Stock of the Company. No director or executive officer owns, nor do the directors and executive officers as a group own, in excess of 1% of the stock of any indirect subsidiaries of the Company.

		Amount and Nature of Beneficial Ownership
Name	Direct	Indirect	Number of Shares Underlying Options Exercisable Within 60 Days(1)	Number of Shares Underlying Other Options(1)	Total
Erik J. Anderson	7,054		9,000		16,054
Kristianne Blake (2)	4,959		12,000		16,959
David A. Clack	14,320	10,256(3)	15,000		39,576
Roy Lewis Eiguren	5,477		6,000		11,477
Gary G. Ely (4)	7,098	40,269(5)	298,125	103,125	448,617
Jack W. Gustavel	6,176				6,176
John F. Kelly	10,444		15,000		25,444
Jessie J. Knight, Jr.	12,726		15,000		27,726
Malyn K. Malquist.		9,948(6)	38,125	38,125	86,198
David J. Meyer	10,922	14,882(7)	115,875	21,875	163,554
Scott L. Morris	254	7,702(5)	72,875	21,875	102,706
Michael L. Noël	2,269				2,269
Ronald R. Peterson		11,741(8)	50,225(9)	9,375(9)	71,341
Lura J. Powell	4,895		3,000		7,895
R. John Taylor (10)	15,966	5,462(11)	15,000		36,428
All directors and executive officers as a group, including those listed above—20 individuals	103,490	140,141	822,950	228,925	1,295,506

(1)	Avista Corp. Common Stock options granted under the Long-Term Incentive Plan. Options reflected in the “Other Options” column are not exercisable within sixty days.

(2)	In addition to the shares beneficially owned and reflected in this table, Mrs. Blake will also receive at a later date 2,519 shares of Avista Common Stock for which she has deferred receipt, in accordance with the provisions of the Non-Employee Director Stock Plan.
(3)	Includes 2,000 shares held in the name of Clack & Co., 7,500 shares held in an IRA account, and 756 shares held by Mr. Clack’s spouse.
(4)	In addition to the shares beneficially owned and reflected in this table, Mr. Ely has been credited with 39,566 shares of Avista Common Stock in the Company’s Executive Deferral Plan.
(5)	Shares held in the Company’s 401(k) Investment Plan.
(6)	Includes 1,948 shares held in the Company’s 401(k) Investment Plan and 8,000 shares held in a Family Trust Account.
(7)	Includes 9,139 shares held in the Company’s 401(k) Investment Plan and 5,743 shares held in an IRA account.
(8)	Includes 9,310 shares held in the Company’s 401(k) Investment Plan by Mr. Peterson and 2,431 shares held in the Company’s 401(k) Investment Plan by his spouse, who is also an employee of the Company.
(9)	Includes 38,100 options exercisable within 60 days and 7,500 options not exercisable within 60 days held by Mr. Peterson and 12,125 options exercisable within 60 days and 1,875 options not exercisable within 60 days held by his spouse, who is also an employee of the Company.
(10)	In addition to the shares beneficially owned and reflected in this table, Mr. Taylor will also receive at a later date 5,496 shares of Avista Common Stock for which he has deferred receipt, in accordance with the provisions of the Non-Employee Director Stock Plan.
(11)	Includes 4,000 shares held in an employee benefit plan not administered by the Company for which Mr. Taylor shares voting and investment power; 492 shares held by Mr. Taylor’s spouse of which shares he disclaims beneficial ownership; and 970 shares held by Mr. Taylor as custodian for his children.

OTHER SECURITY OWNERSHIP

As of March 1, 2005, Barclays Private Bank Limited owned 3,292,597 shares, or 6.8%, of the outstanding Common Stock. Barclays Private Bank Limited, 59/60 Grosvenor Street, London, England, has sole voting power and sole investment power as to all 3,292,597 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires that executive officers, directors and holders of more than 10% of the Common Stock file reports of their trading in Company equity securities with the SEC. Based solely on a review of Forms 3, 4 and 5 furnished to the Company during 2004, the Company believes that all Section 16 filing requirements applicable to the Company’s reporting persons were completed in a timely manner and reported to the SEC in accordance with the rules, with the exception of Mr. Peterson who inadvertently failed to report performance share grants made to his spouse in 2003, 2004 and 2005. These transactions were subsequently reported to the SEC on March 3, 2005 in accordance with the rules.

EXECUTIVE COMPENSATION

COMPENSATION & ORGANIZATION COMMITTEE REPORT

To Shareholders:

In accordance with its written Charter adopted by the Board of Directors, the Compensation & Organization Committee (“Compensation Committee”) ensures that the Company’s executive compensation programs are fair, appropriate, and reasonable taking into consideration Company economics and relevant practices of comparable companies. The Compensation Committee retains an outside consultant to advise it on compensation and benefits for executive officers. The Committee establishes specific strategic corporate performance goals, which correspond to short-term and long-term compensation opportunities for executive officers. The Compensation Committee annually reviews the performance of the Chief Executive Officer (the “CEO”) and the other executive officers. The Compensation Committee also performs an annual self-assessment relative to its purpose, duties, and responsibilities.

The Compensation Committee is composed of independent directors as defined by the rules of the NYSE, and, in addition, complies with the “outside director” requirements of Section 162(m), and the “non-employee director” requirements of Section 16b-3 of the Exchange Act. In 2004, the Committee met four times.

The Compensation Committee is responsible for all aspects of executive officers’ compensation arrangements, including approval of all employment, retention, severance, and change of control agreements. The primary objective in establishing compensation opportunities for executive officers is to support the Company’s goal of maximizing the value of shareholders’ interests and to encourage a meaningful stake in the Company to serve the long-term best interests of the Company. To achieve this objective, the Compensation Committee believes it is vital to:

•	Hire, develop, reward, and retain the most competent executives possible by determining the proper levels and types of executive compensation opportunities and take into consideration competitive compensation levels in the marketplace.

•	Tie a significant portion of variable pay opportunity to key financial performance goals that support and reinforce the Company’s annual and long-term strategic goals.

•	Promote a close identity of interest between management and shareholders and encourage decision-making that enhances shareholder value. The Committee believes that this objective is best achieved by tying incentive opportunities to the attainment of corporate and individual goals and through regular grants of equity compensation.

Section 162(m) generally limits the deductibility of non-performance-based compensation in excess of $1 million paid in any one year to the CEO and the other four highest-paid executive officers. The Long-Term Incentive Plan was designed to meet the requirements of performance-based compensation under Section 162(m). When consistent with its compensation philosophy and objectives, the Compensation Committee intends to structure compensation plans so that all compensation expense is deductible for tax purposes.

Components of Compensation

As indicated, the Compensation Committee believes that executive officer compensation should be closely aligned with the key drivers set for the performance of the Company, and that such compensation should assist in attracting and retaining key executives critical to the Company’s long-term success. To that end, the Compensation Committee’s philosophy is that the total compensation program should consist of an annual base salary, an annual incentive (the amount of which is dependent on corporate and individual performance), and long-term incentives in the form of performance-based stock opportunities.

The Compensation Committee considers, but does not target, executive officer compensation at the median of similarly situated executives at the Company’s competitors. Rather, the Compensation Committee believes that its total compensation opportunities for executive officers can be a powerful and effective tool to advance the business interests of the Company, as well as provide a basis for attracting and retaining executive officers that possess the necessary talent and skill to further the Company’s success.

In accordance with its Charter, the Compensation Committee annually engages the external consulting firm of Towers Perrin, a national executive compensation consulting firm, to provide its members with relevant market data for setting the executive officer compensation levels. (The Compensation Committee has sole authority to approve such advisor’s fees and other retention terms.) The analysis provides data on total direct compensation levels for publicly traded energy companies with $1-$3 billion in revenues using Towers Perrin’s Energy Services Executive Compensation database. These companies are used as a peer comparison group for executive officer positions. Towers Perrin charts Avista officers’ total target compensation and total actual compensation with competitive 25th, 50th, and 75th percentile total compensation levels. The Compensation Committee has determined base pay compensation to be competitive within a range around the market median within the survey peer group. The Compensation Committee exercises independent judgment in determining appropriate levels and types of executive compensation to be paid by utilizing the Company’s internal compensation practices and levels, as well as assessing external data provided from Towers Perrin. The Compensation Committee also reviews total direct compensation information for the named executive officers in companies that make up the S&P 400 MidCap Utilities Index.

Base Salary

The Compensation Committee reviews each executive officer’s base salary at least annually. The factors that influence Committee decisions regarding base salary include: levels of pay among executives in the utility and diversified energy industry, level of responsibilities and job complexity, prior experience, breadth of knowledge, and job performance, including the Compensation Committee’s subjective judgment as to individual contribution. The Committee considers some or all of these factors as appropriate; there are no formal weightings given to any factor. During 2004, based on these factors, the Compensation Committee increased base salaries for certain executive officers—other than the CEO whose compensation is discussed separately below. The median increase was 6%.

Annual Incentive Compensation

The 2004 Executive Incentive Compensation Plan was designed to focus each executive officer on the Company’s financial strategic goals. For 2004, the Compensation Committee approved a plan with targets based on utility operations and maintenance cost per customer, as well as corporate and utility earnings per share. The plan had three independent funding triggers: (1) customer satisfaction, (2) electric reliability, and (3) capital expenditures. The funding triggers, if met, would create the incentive pool from which cash awards would be paid. The plan also had three financial performance targets: (1) corporate earnings per share, (2) utility earnings per share, and (3) operations and maintenance cost per customer. For cash awards to be paid, the Company had to meet at least one of the funding triggers and at least one financial performance target. However, the Compensation Committee retains the discretion to fund more or less than the amount calculated based on the funding triggers and levels of financial performance.

In February 2005, the Compensation Committee approved the payment of discretionary cash awards to the executive officers of Avista Corp. for 2004 performance in accordance with the Executive Incentive Compensation Plan. Discretionary cash awards were granted based on the Company meeting funding triggers for customer satisfaction and electric reliability, as well as the Compensation Committee’s overall assessment of management’s progress towards strategic objectives. The Company also met threshold levels for the financial performance target of operations and maintenance cost per customer. The Company missed the funding trigger for capital expenditures by one percent and did not meet the threshold levels for the financial performance targets of corporate earnings per share and utility earnings per share. Therefore, since two of the three funding triggers and one of the three financial targets were met, executive officers, including Mr. Ely, were awarded incentives ranging from 15% to 40% of each individual’s base salary.

Long-Term Incentive Compensation

The primary objective of the Long-Term Incentive Plan is to link management compensation with the long-term interests of shareholders. Beginning in 2003, the Compensation Committee decided to grant performance shares instead of stock options. Each executive officer is entitled to receive a certain level of performance shares in three years, if performance goals are attained. The performance share awards provide a clear link to the long-term interests of shareholders by providing performance shares based on the Company achieving certain relative shareholder return targets as measured against the S&P 400 MidCap Utilities Index over a three-year period. The award payment is determined at the end of the three-year performance cycle and will be payable at the Company’s option in either cash or Company Common Stock, or both.

The stock price for the beginning of the cycle is calculated as the average month-end closing price for the two months prior to the beginning of the performance cycle, and the stock price for the end of the cycle is calculated as the average month-end closing price for the last two months of the three-year performance cycle. The number of performance shares paid to executive officers at the end of the three-year cycle will range from 0 to 150 percent of the grant depending on the Company’s three-year total shareholder return compared to the returns reported in the S&P 400 MidCap Utilities Index. To receive 100 percent of the award, the Company must perform at the 55th percentile among the S&P 400 MidCap Utilities Index.

For years prior to 2003, the Compensation Committee established a target level of stock options for each executive officer position. The target level was based on competitive data reflecting the estimated median value of the annual long-term compensation opportunity for similar positions in the utility industry. In determining actual annual stock option grants, the Compensation Committee also considered individual performance and the potential contribution to the Company’s success. Each option has an exercise price equal to the fair market value of the underlying share on the option grant date, which assures that executives receive a benefit only when the stock price increases.

The Committee based its decision to shift its long-term incentive practice on an extensive study of the Company’s compensation philosophy and programs during the fourth quarter of 2002. With the assistance of an independent advisor, the Compensation Committee evaluated the Company’s current programs and policies against current and emerging competitive practice and against legal and regulatory developments, including Sarbanes-Oxley. As a result of that review, the Compensation Committee has modified the Company’s overall program as described above.

CEO Compensation

Gary G. Ely has been Chairman of the Board of the Company since May 11, 2001 and has been President and CEO of the Company since November 10, 2000. Mr. Ely’s extensive experience, business and industry expertise, and leadership abilities have been vital in continuing the restoration of the Company’s financial condition. As part of its engagement by the Compensation Committee, Towers Perrin conducts an annual review of total compensation levels and data for CEO’s in the utility and diversified energy industry to determine base salary and long and short-term incentives. The Compensation Committee utilized those data (the factors outlined above under Base Salary) and also took into consideration that Mr. Ely’s responsibilities include both electric and natural gas utility operations, as well as diverse subsidiary operations. In addition, the Company operates in several states, thereby requiring quality relationships and interaction with multiple regulatory agencies.

The Compensation Committee leads the Board of Directors through an annual performance review of the CEO utilizing a performance matrix that sets both objective and subjective targets for each year. When reviewing the compensation package for the CEO, the Board considers all factors, both internal and external, that impact the ability of the CEO to lead the Avista businesses to their strategic advantage. This enables the Board of Directors to take into account the complexity of objectives and external factors when reviewing the CEO’s overall performance. This process allows the Board to track the CEO’s performance including behavioral attributes, financial acumen, strategic management, leadership strength, and business management.

After this review and under the Compensation Committee’s guidelines, Mr. Ely received an increase in base salary in 2004. The Compensation Committee determined that Mr. Ely’s base salary for 2004 should be $625,000, which falls within the range around the market median.

Based on the criteria listed above and based on the fact that certain goals were achieved, the Compensation Committee granted Mr. Ely an incentive award for 2004 performance under the Annual Incentive Compensation Plan of $249,733, which represents 40% of his base salary. He was also granted an award of 64,400 performance shares under the Long-Term Incentive Compensation Plan.

Based on the Compensation Committee’s review of various data sources, and considering the Company’s own compensation practices and levels, the Compensation Committee finds the CEO and the four other most highly compensated executive officers’ total compensation in the aggregate to be reasonable and not excessive. The Committee specifically considered that with the exception of an employment agreement with Mr. Malquist, who was hired within the last two years, and the change of control agreements (both described below), it does not maintain any employment or severance contracts, or provide any perquisites, and as disclosed above, utilized the independent services of Towers Perrin to perform competitive peer analysis.

Members of the Compensation & Organization Committee

of the Board of Directors

John F. Kelly—Chair	Roy Lewis Eiguren	R. John Taylor

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)					Long-Term Compensation(1)
							Awards		Payouts
Name and Principal Position	Year	Salary($)		Bonus($)			Restricted Stock Awards	Shares Underlying Options(#)(3)	Long-Term Incentive Payouts($)	All Other Comp.($)(2)
G. G. Ely Chairman of the Board, President & Chief Executive Officer	2004 2003 2002	$ $ $	633,173 528,205 497,115	$ $ $	249,733 250,371 187,464	(4)		108,750		$ $ $	23,769 23,120 31,471	(5)

M. K. Malquist Senior Vice President, Chief Financial Officer & Treasurer	2004 2003 2002	$ $ $	303,288 254,036 51,827	$ $ $	74,863 79,208 15,310	(4)		76,250		$ $ $	11,363 9,000 1,696	(5)

D. J. Meyer Vice President & Chief Counsel for Regulatory & Governmental Affairs	2004 2003 2002	$ $ $	249,231 240,000 249,415	$ $ $	59,887 72,835 59,988	(4)		26,250		$ $ $	36,646 35,077 33,118	(5)

S. L. Morris Senior Vice President	2004 2003 2002	$ $ $	283,250 261,390 216,523	$ $ $	68,622 80,119 64,488	(4)		26,250		$ $ $	27,628 25,686 23,370	(5)

R. R. Peterson Vice President	2004 2003 2002	$ $ $	220,711 173,315 153,219	$ $ $	32,296 40,262 26,495	(4)		9,000		$ $ $	8,991 8,991 10,000	(5)

Notes to Summary Compensation Table:

(1)	Includes any amounts deferred pursuant to the Executive Deferral Plan. This plan allows executive officers the opportunity to defer until their retirement or until their earlier termination, disability or death, up to 75% of their base salary and/or up to 100% incentive/bonus cash payments. Accumulated deferred compensation is credited with earnings at a non-preferential rate.
(2)	The Company does not provide any perquisites or other personal benefits to its executive officers.
(3)	Avista Corp. Common Stock options granted under the Long-Term Incentive Plan. No options were granted in 2003 or 2004 to executive officers.
(4)	Cash awards made to certain executive officers for 2004 performance in accordance with the Executive Incentive Compensation Plan.
(5)	Includes employer matching contributions under both the Executive Deferral Plan and the Investment and Employee Stock Ownership Plan (401(k) plan), pursuant to which the Company matches 75% of each executive officer’s deferral up to 6% of salary. Also includes payments for unused, paid time-off accrued under the Company’s One-Leave Program. Amounts for 2004 under the Deferral Plan were: Ely—$14,769; Malquist—$2,363; Meyer—$1,800; Morris—$2,763; Peterson—$0. Amounts for 2004 under the 401(k) plan were: Ely—$9,000; Malquist—$9,000; Meyer—$9,000; Morris—$9,000; Peterson—$8,991. Amounts for 2004 under the One-Leave Program were: Ely—$0; Malquist—$0; Meyer—$25,846 (250 hrs.); Morris—$15,865 (120 hrs.); Peterson—$0.

AGGREGATED OPTION EXERCISES IN

LAST FISCAL YEAR AND FY-END OPTION VALUES

OF AVISTA CORP. AND ANY INDIRECT SUBSIDIARIES

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Shares Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
G. G. Ely	0	0	298,125	103,125	$1,103,400	$635,475
M. K. Malquist	0	0	38,125	38,125	$264,438	$264,438
D. J. Meyer	0	0	115,875	21,875	$259,725	$149,800
S. L. Morris	0	0	72,875	21,875	$256,705	$149,800
R. R. Peterson	0	0	38,100	7,500	$90,180	$51,360

LONG-TERM INCENTIVE PLAN OF AVISTA CORP.

AWARDS IN LAST FISCAL YEAR

Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout
G. G. Ely	64,400	3yrs; 12/31/2006
M. K. Malquist	15,500	3yrs; 12/31/2006
D. J. Meyer	15,500	3yrs; 12/31/2006
S. L. Morris	15,500	3yrs; 12/31/2006
R. R. Peterson	5,300	3yrs; 12/31/2006

The table above shows information regarding performance shares granted under the Company’s Long-Term Incentive Compensation Plan to each of the named executive officers during 2004. The actual payment depends on the Company’s three-year total shareholder return compared to the returns reported in the S&P 400 MidCap Utilities Index. Awards are provided at the end of the three-year period based on the Company’s total shareholder return within the index.

The performance shares will be payable at the Company’s option in either cash and/or Company Common Stock at the end of the three-year cycle on December 31, 2006, and will range from 0 to 150 percent of the grant. To receive 100 percent of the award, the Company must perform at the 55th percentile among the S&P 400 MidCap Utilities Index. To receive 150 percent of the award, the Company must perform at or above the 85th percentile ranking. Awards are pro-rated for performance between the 55th and 85th percentile rankings. Performance at the 50th percentile would warrant a 75 percent payout, performance at the 45th percentile would warrant a 50 percent payout, and performance less than the 45th percentile would warrant zero percent payout. Dividend Equivalent Rights are calculated and paid out in cash when and to the extent the performance shares are paid.

PENSION PLAN TABLE

	Years of Credited Service
Remuneration	15	20	25	30
$175,000	$65,625	$87,500	$109,375	$131,250
$200,000	$75,000	$100,000	$125,000	$150,000
$225,000	$84,375	$112,500	$140,625	$168,750
$250,000	$93,750	$125,000	$156,250	$187,500
$300,000	$112,500	$150,000	$187,500	$225,000
$400,000	$150,000	$200,000	$250,000	$300,000
$450,000	$168,750	$225,000	$281,250	$337,500
$500,000	$187,500	$250,000	$312,500	$375,000
$550,000	$206,250	$275,000	$343,750	$412,500
$600,000	$225,000	$300,000	$375,000	$450,000
$650,000	$243,750	$325,000	$406,250	$487,500
$700,000	$262,500	$350,000	$437,500	$525,000
$750,000	$281,250	$375,000	$468,750	$562,500

The table above reflects benefits pursuant to the Retirement Plan for Employees and the Supplemental Executive Retirement Plan (“SERP”). The Company’s Retirement Plan for Employees provides a retirement benefit based upon employees’ compensation and years of credited service. Earnings credited for retirement purposes represent the final average annual base salary earnings of the employee for the highest 36 consecutive months during the last 120 months of service with the Company. Base salary for the named executive officers is the amount under “Salary” in the Summary Compensation Table.

The SERP provides additional pension benefits to executive officers of the Company, who have attained the age of 55 and a minimum of 15 years of credited service with the Company. The plan is intended to provide benefits to executive officers whose pension benefits under the Company’s Retirement Plan are reduced due to the application of Section 415 of the Internal Revenue Code of 1986 and the deferral of salary pursuant to the Executive Deferral Plan. When combined with the Retirement Plan, the plan will provide benefits to executive officers, who retire at age 62 or older, of 2.5 percent of the final average annual base earnings during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. When combined with the Retirement Plan, the plan will provide benefits to the Chief Executive Officer, if he retires on or after age 65, of 3 percent of final average base earnings during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. Benefits will be reduced for executives who retire before age 62.

As of December 31, 2004, the total pension benefit obligation of the SERP was $17,506,707, of which the net periodic benefit costs were $1,517,093.

Benefits are calculated based on a straight-life annuity, paid on a monthly basis, and are not subject to reduction for offset amounts. Years of Company service and credited service for listed executive officers are shown below. (SERP participants may only earn a maximum of 30 years of credited service in the SERP.)

Name	Years of Company Service	Years of Credited Service (SERP)
G. G. Ely	38	30
M. K. Malquist (1)	2	2
D. J. Meyer (2)	6	26
S. L. Morris	23	23
R. R. Peterson	29	29

(1)	In accordance with Mr. Malquist’s employment agreement as described in this proxy statement, Mr. Malquist will be credited with three years vesting service and two years benefit service for each completed year of employment after he has had five years of service with the Company.
(2)	In accordance with Mr. Meyer’s prior employment agreement referenced in this proxy statement, Mr. Meyer was granted 20 years of credited service upon his employment.

Related Party Transaction

Ron Peterson, a named executive officer, is married to Beth Peterson, a non-officer employee of Avista Corp. In 2004, Mrs. Peterson received $130,184 total compensation as a result of her employment with Avista. Mrs. Peterson’s base salary for 2004 was $122,019. She also received a cash award of $8,165 for 2004 performance in accordance with the Employees’ Incentive Compensation Plan, and was granted 500 performance shares under the Non-Officer Employee Long-Term Incentive Plan.

CHANGE OF CONTROL AGREEMENTS AND OTHER COMPENSATORY PLANS

Change of Control Agreements

The Company has Change of Control Agreements with all of the named executive officers. The agreements will provide compensation and benefits to the named executive officers in the event of a change of control of the Company. Pursuant to the terms of the agreements, the named executive officers agree to remain in the employ of the Company for three years following a change of control of the Company, and will receive an annual base salary equal to at least 12 times the highest monthly base salary paid to such executive officer in the 12 months preceding the change of control. In addition to the annual base salary, each named executive officer will receive an annual bonus at least equal to such executive officer’s highest bonus paid by the Company under the Company’s Annual Incentive Compensation Plan for the three fiscal years preceding the change of control (the “Recent Annual Bonus”). If employment is terminated by the Company for other than Cause or by such executive officer for Good Reason during the first three years after a change of control, the executive officer will receive a payment equal to the sum of: (i) the base salary due to such executive officer as of the date of termination; (ii) a proportionate bonus due to such executive officer as of the same date based upon the higher of the Recent Annual Bonus and the named executive officer’s annual bonus for the last fiscal year (the “Highest Annual Bonus”); and (iii) a lump sum payment equal to two or three times the named executive’s annual base salary (depending on executive’s level) plus the Highest Annual Bonus. The named executive officer will also receive all unpaid deferred compensation and vacation pay, may continue to receive employee welfare benefits for up to a three-year maximum from the date of termination, and may receive outplacement assistance. The named executive officer will also be entitled to a lump sum payment equal to the actuarial present value of the benefit under the Company’s retirement plans that such executive officer would have received if the named executive officer had remained in the employ of the Company for two or three years after the date of termination, based upon senior level and vice president level. If any payments to the named executive officer would be subject to the excise tax on excess parachute payments imposed by section 4999 of the Internal Revenue Code, the agreements also provide that such executive officer may be entitled to a gross-up payment from the Company to cover the excise tax and any additional taxes on the gross-up payment. If payments (other than the gross-up payment) to the named executive officer do not exceed 110% of the maximum amount the named executive officer could receive without triggering the excise tax, the payments to such executive officer will be reduced to that maximum amount and such executive officer will not receive a gross-up payment.

Employment Agreement—D. J. Meyer

In early 2004, the Company reallocated certain executive officer responsibilities. As a result of these changes, Mr. Meyer was elected by the Board to the position of Vice President and Chief Counsel for Regulatory & Governmental Affairs, and no longer serves as Senior Vice President and General Counsel. Mr. Meyer’s original employment agreement was terminated by mutual agreement of the parties.

Employment Agreement—M. K. Malquist

The Company entered into an employment agreement with Mr. Malquist, effective October 1, 2002 pursuant to which the Company agreed to employ Mr. Malquist as Senior Vice President and Chief Financial Officer on a year-to-year basis. The employment agreement entitles Mr. Malquist to receive an annual base salary of $245,000 subject to increases, if any, as determined by the Board. The agreement also provides that Mr. Malquist shall be entitled to participate in the Company’s employee benefit plans generally available to executive officers and is also entitled to not less than 33 days paid leave pursuant to the Company’s One-Leave Program. In addition, Mr. Malquist will be eligible to participate in the Supplemental Executive Retirement Plan once he has reached five years of service and at least age 55. After five years of service, he will be credited with three years vesting service and two years benefit service for each completed year of employment (meeting a minimum of 1,000 hours of service and credited with 1/12th of a year for every 1731/3 hours worked up to a maximum of 12 months credited per year). No benefits will be payable to Mr. Malquist under the retirement plan if he leaves the Company with fewer than five years of service. Mr. Malquist was also afforded an option to purchase 50,000 shares of Company Common Stock, with an exercise price equal to the fair market value on October 1, 2002.

Supplemental Executive Disability Plan

The Supplemental Executive Disability Plan provides specified benefits to executive officers of the Company who become disabled so as to be unable to perform any and every duty of his or her occupation. The plan provides a benefit equal to 60 percent of the executive officer’s base annual salary at the date of disability reduced by the aggregate amount, if any, of disability benefits provided for under the Company’s Long-Term Disability Plan for employees, workers’ compensation benefits, and any benefit payable under provisions of the Federal Social Security Act. Benefits will be payable until the earlier of the executive officer’s date of retirement or age 65.

Executive Income Continuation Plan

In order to provide benefits to the beneficiaries of executive officers who die during their term of office or after retirement, the Company has adopted an Executive Income Continuation Plan. Under the plan, an executive officer’s designated beneficiary will receive, as elected by the executive officer, either (a) a lump sum equal to twice the executive officer’s annual base salary at the time of death (or if death occurs after retirement, a lump sum equal to twice the executive officer’s annual pension benefit) or (b) one quarter of such sum paid in each year over a ten-year period commencing within thirty days of the executive’s death.

PERFORMANCE GRAPH

Comparison of Five-Year Cumulative Total Returns – Avista Corp. vs. Industry Indexes

Assumes $100 was invested in AVA and each index on December 31, 1999 and that all dividends were reinvested when paid.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Avista Corp.	$135.70	$90.48	$81.96	$133.08	$133.60
S&P 500 Index	$90.90	$80.09	$62.39	$80.29	$89.03
S&P 400 Electric Utilities	$142.07	$127.02	$113.96	$145.53	$164.16

(1)	The S&P 500 Index consists of 500 stocks chosen for market size, liquidity and industry group representation.
(2)	The S&P 400 Electric Utilities Index currently includes 17 electric utility companies.

NOTE:  The stock performance shown in the graph is not necessarily indicative of future price performance.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of all the Company’s systems of internal controls, including without limitation those established and maintained pursuant to the Exchange Act and Sarbanes-Oxley. The Audit Committee also assists the Board in overseeing the integrity of the Company’s financial statements, Company’s compliance with legal and regulatory requirements, and the independent auditor’s qualifications and independence.

The Audit Committee is composed of independent directors as defined by the rules of the NYSE. In 2004, the Audit Committee met twelve times.

The Audit Committee reviewed the Company’s unaudited quarterly financial statements and management’s discussion and analysis of financial condition and results of operation for the first three quarters of 2004 and discussed them with management and Deloitte & Touche LLP (Deloitte), the Company’s independent registered public accounting firm, prior to their inclusion in the Quarterly Reports on Form 10-Q filed with the SEC. The Audit Committee reviewed with the CEO and CFO their certifications as to the accuracy of the financial statements and the establishment and maintenance of internal controls and procedures. It also reviewed with management all earnings press releases relating to 2004 annual and quarterly earnings.

The Audit Committee obtained from Deloitte the written disclosures and letter as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Deloitte its internal quality-control reviews and procedures, the results of its external reviews, and any relationships that might impact its objectivity and independence. The Audit Committee also discussed with management, the internal auditors and Deloitte the quality and adequacy of the Company’s systems of internal controls and the internal audit functions, responsibilities and staffing. The Audit Committee reviewed the audit plans, audit scopes, and identification of audit risks of the independent and internal auditors.

The Audit Committee reviewed and approved Deloitte’s proposed fees. The Audit Committee also recommended, after reviewing the performance of Deloitte, its reappointment in 2005 as the Company’s independent registered public accounting firm, and the Board concurred in such recommendations. The Audit Committee also reviewed and discussed with Deloitte its non-audit services and concluded that such services were consistent with the maintenance of independence.

The Audit Committee revised its Charter and performed all of the duties included in its Charter, including a self-assessment relative to the Committee’s purpose, duties and responsibilities. The Audit Committee also recommended the continued designation of Mike Noël as financial expert solely for the purposes of compliance with applicable SEC disclosure rules as defined in the rules and regulations of the SEC implementing Section 407 of Sarbanes-Oxley, and the Board concurred in such recommendation.

The Audit Committee reviewed and discussed with Deloitte all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 and SEC Rule 2-07, as amended and supplemented, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations and reviewed quarterly risk management updates.

The Audit Committee reviewed and discussed the Company’s audited financial statements and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2004, with management, which has primary responsibility for the financial statements, and with Deloitte, which is responsible as the Company’s independent registered public accounting firm for the examination of those statements. Based on its review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

The Audit Committee also reviewed and discussed, with management and Deloitte, Management’s Report on Internal Controls over Financial Reporting, Deloitte’s report on management’s assessment of the effectiveness of internal controls over financial reporting, and Deloitte’s report on the effectiveness of internal controls over financial reporting.

Members of the Audit Committee

of the Board of Directors

Kristianne Blake—Chair	David A. Clack	Jessie J. Knight, Jr.	Michael L. Noël

Class Action Securities Litigation

On September 27, 2002, Ronald R. Wambolt filed a class action lawsuit in the United States District Court for the Eastern District of Washington against Avista Corp., Thomas M. Matthews, the former Chairman of the Board, President and Chief Executive Officer of the Company, Gary G. Ely, the current Chairman of the Board, President and Chief Executive Officer of the Company, and Jon E. Eliassen, the former Senior Vice President and Chief Financial Officer of the Company. In October and November 2002, Gail West, Michael Atlas and Peter Arnone filed similar class action lawsuits in the same court against the same parties. On February 3, 2003, the court issued an order consolidating the complaints under the name “In re Avista Corp. Securities Litigation,” and on February 7, 2003 appointed the lead plaintiff and co-lead counsel. On August 19, 2003, the plaintiffs filed their consolidated amended class action complaint in the same court against the same parties. In their complaint, the plaintiffs continue to assert violations of the federal securities laws in connection with alleged misstatements and omissions of material fact pursuant to Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The plaintiffs allege that the Company did not have adequate risk management processes, procedures and controls. The plaintiffs further allege that the Company engaged in unlawful energy trading practices and allegedly manipulated western power markets. The plaintiffs assert that alleged misstatements and omissions regarding these matters were made in the Company’s filings with the Securities and Exchange Commission and other information made publicly available by the Company, including press releases. The class action complaint asserts claims on behalf of all persons who purchased, converted, exchanged or otherwise acquired the Company’s Common Stock during the period between November 23, 1999 and August 13, 2002. The Company filed a motion to dismiss this complaint in October 2003 and the plaintiffs filed an answer to this motion in January 2004. Arguments before the Court on the motion were held on March 19, 2004. On April 15, 2004, the Court called for additional briefing on what effect, if any, the FERC proceedings (see “Federal Energy Regulatory Commission Inquiry” above) have on this case. On July 30, 2004, the Court denied the Company’s motion to dismiss this complaint, holding, among other things, that the FERC proceedings may ultimately have some evidentiary value relevant to the disclosure issues raised in this case, but they do not preclude the resolution of those issues by the Court. In November 2004, the Company filed its answer to the complaint denying the plaintiffs’ allegations. Because the resolution of this lawsuit remains uncertain, legal counsel cannot express an opinion on the extent, if any, of the Company’s liability. However, based on information currently known to the Company’s management, the Company does not expect that this lawsuit will have a material adverse effect on its financial condition, results of operations or cash flows. It is possible that a change could occur in the Company’s estimates of the probability or amount of a liability being incurred. Such a change, should it occur, could be significant.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s 2004 Annual Report to Shareholders and the 2004 Financial Report accompanies this Proxy Statement.

OTHER BUSINESS

The Board of Directors does not intend to present any business at the meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the meeting or any adjournment(s) thereof, the individuals named in the proxy card will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

2006 ANNUAL MEETING OF SHAREHOLDERS

The 2006 Annual Meeting of Shareholders is tentatively scheduled for Thursday, May 11, 2006, in Spokane. (This date and location are subject to change.) Matters to be brought before that meeting by shareholders are subject to the following rules of the SEC.

Proposals to be Included in Management’s Proxy Materials

Shareholder proposals to be included in management’s proxy soliciting materials must generally comply with SEC rules and must be received by the Company on or before December 1, 2005.

Other Proposals

Proxies solicited by the Board of Directors will confer discretionary authority to vote on any matter brought before the meeting by a shareholder (and not included in management’s proxy materials) if the shareholder does not give the Company notice of the matter on or before February 14, 2006. In addition, even if the shareholder does give the Company notice on or before February 14, 2006, management’s proxies generally will have discretionary authority to vote on the matter if its proxy materials include advice on the nature of the matter and how the proxies intend to exercise their discretion to vote on the matter.

Shareholders should direct any such proposals and notices to the Corporate Secretary of the Company at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220.

EXPENSE OF SOLICITATION

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by the Company primarily by mail, but may also be solicited personally and by telephone at nominal expense to the Company by directors, officers, and regular employees of the Company. In addition, the Company has engaged Georgeson Shareholder at a cost of $5,500, plus out-of-pocket expenses, to solicit proxies in the same manner. The Company will also request banks, brokerage houses, custodians, nominees, and other record holders of the Company’s Common Stock to forward copies of the proxy soliciting material and the Company’s 2004 Annual Report to Shareholders and the 2004 Financial Report to the beneficial owners of such stock, and the Company will reimburse such record holders for their expenses in connection therewith.

By	Order of the Board of Directors

Karen S. Feltes

Vice President, Human Resources &

Corporate Secretary

Spokane, Washington

March 31, 2005

Appendix A

AVISTA CORPORATION

LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Avista Corporation Long-Term Incentive Plan (the “Plan”) is to enhance the long-term shareholder value of Avista Corporation, a Washington corporation (the “Company”), by offering opportunities to employees, directors and officers of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

The Plan was initially adopted by the Company’s shareholders on May 14, 1998; was subsequently amended and restated May 12, 2000; and was further amended and restated effective January 1, 2005.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1 Award

“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards or any combination of the foregoing (including any Dividend Equivalent Rights granted in connection with such Awards).

2.2 Board

“Board” means the Board of Directors of the Company.

2.3 Cause

“Cause” means (a) the willful and continued failure of the Holder to perform substantially the Holder’s duties with the Company or one of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Holder by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Holder has not substantially performed the Holder’s duties; or (b) the willful engaging by the Holder in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

2.4 Change of Control

“Change of Control” means any of the following events:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

(i)	the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or

(ii)	the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.4;

(b)	A change in the Board so that individuals who constitute the Board (the “Incumbent Board”) as of the date of adoption of the Plan cease for any reason to constitute at least a majority of the Board after such date; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.5 Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 Common Stock

“Common Stock” means the common stock, no par value, of the Company.

2.7 Disability

“Disability” means “disability” as that term is defined for purposes of the Company’s Long-Term Disability Plan or other similar successor plan applicable to salaried employees.

2.8 Dividend Equivalent Right

“Dividend Equivalent Right” means an Award granted under Section 13.

2.9 Early Retirement

“Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.10 Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11 Fair Market Value

The “Fair Market Value” shall be the average of the high and low per share sales prices for the Common Stock on the New York Stock Exchange as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.12 Good Reason

“Good Reason” means:

(a)	The assignment to the Holder of any duties inconsistent in any respect with the Holder’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Holder;

(b)	Any failure of the Company to comply with its standard compensation arrangements with the Holder, including the failure to continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Change of Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof from the Holder;

(c)	Any purported termination of the Holder’s employment or service for Cause by the Company that does not comply with the terms of the Plan; or

(d)	The failure of the Company to require that any Successor Corporation (whether by purchase, merger, consolidation or otherwise) expressly assume and agree to be bound by the terms of the Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

2.13 Grant Date

“Grant Date” means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.14 Holder

“Holder” means:

(a)	the Participant to whom an Award is granted;

(b)	for a Holder who has died, the personal representative of the Holder’s estate, the person(s) to whom the Holder’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 14; or

(c)	the person(s) to whom an Award has been transferred in accordance with Section 14.

2.15 Incentive Stock Option

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.16 Nonqualified Stock Option

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.17 Option

“Option” means the right to purchase Common Stock granted under Section 7.

2.18 Other Stock-Based Award

“Other Stock-Based Award” means an Award granted under Section 12.

2.19 Participant

“Participant” means an individual who is a Holder of an Award or, as the context may require, any employee, director or officer of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.20 Performance Award

“Performance Award” means an Award granted under Section 11, the payout of which is subject to achievement through a performance period of performance goals prescribed by the Plan Administrator.

2.21 Plan Administrator

“Plan Administrator” means the Board or any committee or committees designated by the Board or any person or persons to whom the Board has delegated authority to administer the Plan under Section 3.1.

2.22 Restricted Stock

“Restricted Stock” means shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.23 Retirement

“Retirement” means retirement as of the individual’s normal retirement date under the Company’s retirement plan for salaried employees or other similar successor plan applicable to salaried employees.

2.24 Securities Act

“Securities Act” means the Securities Act of 1933, as amended.

2.25 Stock Appreciation Right

“Stock Appreciation Right” means an Award granted under Section 9.

2.26 Stock Award

“Stock Award” means an Award granted under Section 10.

2.27 Subsidiary

“Subsidiary,” except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.28 Successor Corporation

“Successor Corporation” has the meaning set forth under Section 15.2.

2.29 Trust and Trustee

“Trust” and “Trustee” have the meanings set forth in Section 3.2.

2.30 Trustee Shares

“Trustee Shares” has the meaning set forth in Section 3.3.

SECTION 3. ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code; (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act; and (c) “independent directors” as contemplated by Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Plan Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible employees within the limits prescribed by the Board.

3.2 Administration and Interpretation by the Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award, and to authorize the Trustee (the “Trustee”) of any Trust (the “Trust”) that may be required pursuant to the Plan to grant Awards to Participants. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

3.3 Trust for the Long-Term Incentive Plan

Payments may be, but need not be, made to the Trustee, such payments to be used by the Trustee to purchase shares of the Common Stock. Shares purchased by the Trustee pursuant to the terms of the Trust (“Trustee Shares”) shall be held for the benefit of Participants, and shall be distributed to Participants or their beneficiaries by the Trustee at the direction of the Plan Administrator in accordance with the terms and conditions of the Awards. Awards may also be made in units that are redeemable (in whole or in part) in Trustee Shares.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 3,500,000 shares of Common Stock (which represents the sum of: (i) 2,500,000 shares that were previously authorized; and (ii) 1,000,000 shares newly authorized by shareholders with this restatement) shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company or, if required by applicable law, shall be purchased by the Trustee on the open market. In the event a Trust is required, the Company shall not issue any Common Stock under the Plan to the Trust or to any Participant, nor shall the Company purchase any Trustee Shares from the Trust.

4.2 Limitations

(a)	Subject to adjustment from time to time as provided in Section 15.1, not more than an aggregate of 625,000 shares shall be available for issuance pursuant to grants of Restricted Stock under the Plan.

(b)	Subject to adjustment from time to time as provided in Section 15.1, not more than 200,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

(c)	Subject to adjustment from time to time as provided in Section 15.1, to the extent consistent with Section 424 of the Code, not more than an aggregate of 80,000 shares may be issued under Incentive Stock Options.

4.3 Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code. Shares that are subject to tandem Awards shall be counted only once.

SECTION 5. ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects.

SECTION 6. AWARDS

6.1 Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan; provided, however, after December 31, 2004, the Plan Administrator may only award or grant those Awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

6.2 Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”); provided, however, any substitution of a new Option pursuant to a corporate transaction for an outstanding option or the assumption of an outstanding option shall meet the requirements of Treasury Regulation §1.424-1. The preceding sentence shall apply to “incentive stock options” as that term is defined in Section 422 of the Code and nonqualified stock options. In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

6.3 No Repricing

Other than in connection with a change in the Company’s capitalization as described in Section 15.1 of the Plan, the exercise price of an Option or Stock Appreciation Right may not be reduced without shareholder approval.

SECTION 7. AWARDS OF OPTIONS

7.1 Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3 Term of Options

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4 Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Holder’s Continuous Employment or Service With the Company or Its Subsidiaries From the Option Grant Date	Percent of Total Option That Is Vested and Exercisable
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

Notwithstanding the provisions of Section 7.4 above or of Section 7.6, any unvested portion of the Option shall vest and become exercisable in full immediately upon termination of employment for reasons of Disability or death.

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms:

(a)	tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or

(b)	if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, delivery of a properly executed exercise notice, together with irrevocable instructions, to

(i)	a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and

(ii)	the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.

In addition, the price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5 by such other consideration as the Plan Administrator may permit.

7.6 Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Holder’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only

(a)	within one year if the termination of the Holder’s employment or services is coincident with Retirement, Early Retirement in connection with a Company program offering early retirement or Disability or

(b)	within three months after the date the Holder ceases to be an employee, director, or officer of the Company or a Subsidiary if termination of the Holder’s employment or services is for any reason other than Retirement, Early Retirement in connection with a Company program offering early retirement or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder’s death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder’s death, by the personal representative of the Holder’s estate, the person(s) to whom the Holder’s rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 14 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Holder’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder’s employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder’s rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services for purposes of this Section 7.6. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 10% Shareholders

If a Participant owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3 Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4 Term

The	term of an Incentive Stock Option shall not exceed 10 years.

8.5 Exercisability

To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 3 months of a leave of absence unless the Participant’s reemployment rights are provided by statute or contract. For purposes of this Section 8.5, “total disability” shall mean a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6 Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights

To the extent permitted by Section 6.1, the Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2 Tandem Stock Appreciation Rights

A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3 Stand-Alone Stock Appreciation Rights

A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right.

A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the exercise price per share of the right must be at least equal to 100% of the Fair Market Value on the Grant Date and the term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.

9.4 Exercise of Stock Appreciation Rights

Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder’s employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

SECTION 10. STOCK AWARDS

10.1 Grant of Stock Awards

To the extent permitted by Section 6.1, the Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder’s services.

10.2 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder’s death, to the personal representative of the Holder’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

10.3 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1 Plan Administrator Authority

Performance Awards may be denominated in cash, shares of Common Stock or any combination thereof. To the extent permitted by Section 6.1, the Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such

Performance Awards have been earned. Performance objectives and other terms may vary from Participant to Participant and between groups of Participants. Performance objectives shall be based on earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies, as the Plan Administrator shall determine, in its sole discretion. Additional performance measures may be used to the extent their use would comply with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria.

The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), or a combination thereof, to be received by the Participant at the end of the performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. If Performance Awards are denominated in cash, no more than an aggregate maximum dollar value of $1,000,000 shall be granted to any individual Participant in any one fiscal year of the Company, such limitations to be applied in a manner consistent with the requirements of, and to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), Options or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

11.2 Adjustment of Awards

The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, except that, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code for the applicable year. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Plan Administrator deems it appropriate.

11.3 Payout Upon Termination

The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant’s employment or services with the Company terminate by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period (a) based, to the extent relevant under the terms of the Award, on the Participant’s performance for the portion of such performance period ending on the date of termination and (b) prorated for the portion of the performance period during which the Participant was employed by the Company, all as determined by the Plan Administrator. To the extent consistent with Section 409A of the Code, the Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate.

Except as otherwise provided in Section 15 or in the instrument evidencing the Performance Award, if during a performance period a Participant’s employment or services with the Company terminate other than by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. The provisions of Section 7.6 regarding leaves of absence and termination for Cause shall apply to Performance Awards.

SECTION 12. OTHER STOCK-BASED AWARDS

To the extent permitted by Section 6.1, the Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan’s purpose.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

To the extent permitted by Section 6.1, any Awards under the Plan may, in the Plan Administrator’s discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

SECTION 14. ASSIGNABILITY

No Option, Stock Appreciation Right, Stock Award, Performance Award, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder’s lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 15. ADJUSTMENTS

15.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor; provided, however, any substitution of a new Option pursuant to a corporate transaction for an outstanding Option or the assumption of an outstanding Option shall meet the requirements of Treasury Regulation §1.424-1. The preceding sentence shall apply to “incentive stock options” as that term is defined in Section 422 of the Code and nonqualified stock options. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

15.2 Change of Control

Except as otherwise provided in the instrument that evidences the Award, in the event of any Change of Control, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Change of Control, become 100% vested and exercisable. Such Award shall not so accelerate, however, if and to the extent that such Award is, in connection with the Change of Control, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Change of Control, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Change of Control and do not otherwise accelerate at that time shall be accelerated in the event that the Holder’s employment or services should subsequently terminate within three years following such Change of Control, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

15.3 Further Adjustment of Awards

Subject to Sections 15.2 and 17.3, and subject to the limitations set forth in Section 11, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants; provided, however, the Plan Administrator may act only in a manner that either complies with the applicable requirements of Section 409A of the Code, or does not result in the deferral of compensation within the meaning of Section 409A of the Code. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

15.4 Limitations

The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 16. WITHHOLDING

The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. Subject to the Plan and applicable law and unless the Plan Administrator determines otherwise, the Holder may satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock (up to the employer’s minimum required tax withholding rate) or by transferring shares of Common Stock to the Company (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes.

SECTION 17. AMENDMENT AND TERMINATION OF PLAN

17.1 Amendment of Plan

The Plan may be amended only by the Board as it shall deem advisable; provided, however, (i) the Board shall consider the impact of Section 409A of the Code on any amendment; and (ii) to the extent required for compliance with Section 422 of the Code or any other applicable law, rule or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted or that may be used in payment of Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Dividend Equivalent Rights under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, (c) result in a “material revision” of the Plan as contemplated by Section 303A.08 of the New York Stock Exchange Listed Company Manual, or (d) otherwise require shareholder approval under any applicable law, rule or regulation.

17.2 Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan’s adoption by the Board and approval by the shareholders. In accordance with Treasury Regulations §§1.422-2(b)(iii) and 1.422-2(c), the amendment and restatement of the Plan effective January 1, 2005 constitutes a new plan for purposes of the Incentive Stock Option rules. As a result, Incentive Stock Options may be granted within ten years from the earlier of the date the amended and restated plan is adopted by the Board or the date such plan is approved by shareholders.

17.3 Consent of Holder

The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 18. GENERAL

18.1 Award Agreements

Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

18.2 Continued Employment or Services; Rights in Awards

None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of the Participant.

18.3 Registration

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

18.4 No Rights as a Shareholder

No Award shall entitle the Holder to any cash dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

18.5 Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6 Unfunded Plan

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 19. EFFECTIVE DATE

The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

Appendix B

AUDIT COMMITTEE CHARTER

I. PURPOSE

The Audit Committee is established by the Board of Directors for the primary purpose of assisting the Board in overseeing the:

•	integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s (“independent auditors”) qualifications and independence;

•	performance of the Company’s internal audit function and independent auditors; and

•	Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established, including without limitation all internal controls established and maintained pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002.

The Audit Committee shall prepare the report required by the SEC to be included in the Company’s annual proxy statement.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board of Directors.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities. Further, the Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditors and to any advisers that the Audit Committee chooses to engage and for ordinary administrative expenses of the Audit Committee.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

II. COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more Directors as determined by the Board. All of the Committee members shall be independent Directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall be a “Audit Committee financial expert,” all in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside organizations.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet periodically with management, the director of internal auditing and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

III. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

1.	Review and discuss with management the Company’s annual financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications and internal control assessment reports required by the Sarbanes-Oxley Act of 2002 (Sections 302, 404 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

2.	Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the 10-Q prior to its filing.

3.	Review earnings press releases with management, including review of any “pro-forma” or “adjusted” non-GAAP information.

4.	Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

5.	Appoint, compensate, and oversee the work performed by the independent auditors for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. The Committee will also consider whether the auditors’ performance of permissible nonaudit services is compatible with the auditors’ independence.

6.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; review with the independent auditors any problems or difficulties and management’s response; review management’s internal control report and the independent registered public accounting firm’s attestation and report thereon; and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

•	other material written communications between the independent auditors and management including, but not limited to, the management letter and schedule of unadjusted differences; and

•	an analysis of the auditors’ judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

7.	At least annually, obtain and review a report by the independent auditors regarding:

•	the firm’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditors and the Company.

8.	Review and pre-approve both audit and nonaudit services to be provided by the independent auditors (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

9.	Ensure that the Company has a policy that is in compliance with all applicable rules and regulations regarding the hiring of employees or former employees of the independent registered public accounting firm.

10.	In consultation with the independent auditors and the internal auditors, review the integrity of the Company’s (i) internal accounting controls, established and maintained pursuant to Section 13(b)(2) of the Exchange Act, (ii) disclosure controls and procedures, established and maintained pursuant to Rule 13a-15 under the Exchange Act and (iii) internal control over financial reporting, established and maintained pursuant to Rule 13a-15 under the Exchange Act. The Committee should receive a report from management on any matters of concern arising from the quarterly internal control and disclosure control processes and procedures in connection with the preparation of reports filed with the Exchange Act. Further the Committee should receive and review Management’s Report on Internal Control over Financial Reporting and the Auditor’s Evaluation of Management’s Report and the Auditor’s Report on Management’s Assessment of Internal Controls.

11.	Review with management and the independent auditors issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

12.	Review analyses prepared by management (and the independent auditors as noted in item 7 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and analysis of off-balance sheet structures.

13.	Review with management the effect of regulatory and accounting initiatives on the financial statements of the Company.

14.	Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal control or auditing matters.

15.	Establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

16.	Review with and advise the CEO on the process for selection, appointment, evaluation, compensation and retention of the director of internal auditing.

17.	Periodically review with the director of internal auditing the internal audit activities, organizational structure, and audit plans.

18.	Review with the director of internal auditing any significant audit issues, difficulties, disagreements with management, or scope restrictions encountered in the course of internal audit’s work.

19.	Ensure that the Company has a Code of Business Conduct and Ethics that is in compliance with all applicable rules and regulations and that management has established a system to enforce the Code.

20.	Review management’s monitoring of the Company’s compliance with the Company’s Code of Business Conduct and Ethics, and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

21.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

22.	Review, with the Company’s counsel, any legal or regulatory matter that could have a significant impact on the Company’s financial statements.

23.	Periodically review and discuss policies with respect to risk assessment and risk management. Such discussions should include the Company’s material financial and accounting risk exposures and the steps management has undertaken to control them.

24.	Review with the independent auditors, the internal auditing department, and management the implementation of previously reviewed changes or improvements in significant financial or accounting practices. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

25.	Review and approve the required Audit Committee Report in the Company’s annual proxy statement.

26.	Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties, and responsibilities outlined herein.

27.	Review this Charter at least annually and recommend to the Board of Directors any necessary amendments as conditions dictate.

28.	Perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

AVISTA CORPORATION

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Avista Corporation for the Annual Meeting of Shareholders on Thursday, May 12, 2005.

The undersigned appoints G.G. Ely and K.S. Feltes, and each of them, with full power of substitution, the proxies of the undersigned, to represent the undersigned and vote all shares of Avista Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 12, 2005, and at any adjournments thereof, as indicated on the reverse side.

If the undersigned is a participant in the Avista Investment and Employee Stock Ownership Plan, this card directs The Vanguard Group as the Plan Administrator, to authorize The Bank of New York as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Avista Common Stock held of record in the undersigned’s Plan account.

If you are a participant in the Avista Investment and Employee Stock Ownership Plan, this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Company, Trustee of Avista Investment and Employee Stock Ownership Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 12:00 midnight on May 6, 2005, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” Items 1, 2 and 3.

The Board of Directors recommends a vote “FOR” Items 1, 2 and 3.

Comments or change of address	(Continued, and to be dated and signed on the reverse side.)

AVISTA CORPORATION P.O. BOX 11235 NEW YORK, NY 10203-0235

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL
https://www.proxyvotenow.com/ava • Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	1-866-214-3768 • Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

          1-866-214-3768

      CALL TOLL-FREE TO VOTE

ê  DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET  ê

☐	Please sign, date and return this proxy in the enclosed postage prepaid envelope.	☒ Votes MUST be indicated (x) in Black or Blue ink.

1. Election of Directors								FOR	AGAINST	ABSTAIN

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	2.	Ratification of the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2005.	☐	☐	☐

Nominees: 01 - Roy Lewis Eiguren, 02 - Gary G. Ely, 03 - Jessie J. Knight, Jr.						3.	Approval of the Avista Corporation Long-Term Incentive Compensation Plan, as Amended.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions							To change your address, please mark this box.			☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.							To include any comments, please mark this box.			☐

							Mark here if you wish to access the Annual Report and Proxy Statement electronically in the future instead of by mail.			☐

SCAN LINE

The signature on this Proxy should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenants, co-executors, or co-trustees, both should sign. Persons signing as attorney, executor, administrator, trustee or guardian, should give their full title.

							Date Share Owner sign here	Co-Owner sign here